SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORP. PRFD

          GAMCO INVESTORS, INC.
                                11/07/96            2,500-           70.2900
                                11/06/96            2,500-           71.5000
                                11/01/96              200-           73.0000
                                10/16/96            1,500-           71.3333
                                10/07/96              200-           74.5000






























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

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